                                                                       Exhibit 6
[Sutherland Asbill & Brennan LLP]


CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus supplement included in Post-Effective Amendment No. 19 to the Registration Statement on Form S-6 for Zenith Life Plus, issued through the New England Variable Life Separate Account (File No. 33-19540). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                        SUTHERLAND ASBILL & BRENNAN LLP


                        By: /s/ Stephen E. Roth
                            -------------------
                            Stephen E. Roth


Washington, D.C.
April 24, 2002